TEMPORARY CERTIFICATE-EXCHANGEABLE FOR DEFINITIVE ENGRAVED CERTIFICATE WHEN
                               READY FOR DELIVERY

                                                                    COMMON STOCK
THIS CERTIFICATE IS TRANSFERABLE
 IN DALLAS, TEXAS AND NEW YORK,
          NEW  YORK

                                      ARS
                      AMERICAN RESIDENTIAL SERVICES, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                                               SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS
                                                                 AND LEGENDS
                                                              CUSIP 028911 10 5



THIS CERTIFIES THAT






IS THE OWNER OF


             FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE
                   OF $.001 PER SHARE OF THE COMMON STOCK OF
                      AMERICAN RESIDENTIAL SERVICES, INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to the provisions of the laws of the State of Delaware and to all of the provisions of the Restated Certificate of Incorporation and the Bylaws of the Corporation, as amended from time to time (copies of which are on file at the office of the Corporation), to all of which the holder of this certificate by acceptance hereof assents. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its duly authorized officers and its corporate seal to be hereto affixed.

Dated

    /s/ C. CLIFFORD WRIGHT
        C. Clifford Wright

PRESIDENT AND CHIEF EXECUTIVE OFFICER

   /s/ JOHN D. HELD
       John D. Held

SECRETARY

                                    COUNTERSIGNED AND REGISTERED:
                                        CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
                                                                  TRANSFER AGENT
                                                                   AND REGISTRAR

                                    BY
                                                            AUTHORIZED SIGNATURE

AMERICAN RESIDENTIAL SERVICES, INC.

The Corporation is authorized to issue Common Stock, par value $.001 per share, and Preferred Stock, par value $.001 per share. The Board of Directors of the Corporation has authority to fix the number of shares and the designation of any series of Preferred Stock and to determine the powers, designations, preferences and relative, participating, optional or other special rights between classes of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences and/or rights. The Corporation will furnish without charge to each stockholder who so requests a full statement of the foregoing as established from time to time by the Restated Certificate of Incorporation of the Corporation and by any certificate of designations. Any such request should be made to the Secretary of the Corporation at the offices of the Corporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - ________ Custodian ________
                     (Cust)             (Minor)

                   Under Uniform Gifts to Minors

                   Act _________________________
                               (State)

UNIF TRF MIN ACT  - ________ Custodian (until age ___ )
                    (Cust)
                    ________ Under Uniform Transfer
                    (Minor)
                    to Minors Act ____________________
                                        (State)

    Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, _____________ HEREBY SELL, ASSIGN AND TRANSFER UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________
                 (PLEASE PRINT  OR TYPEWRITE NAME AND ADDRESS,
                        INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
_________ shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

_______________________________________________________________________ Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated _____________________

NOTICE:                                      X ______________________________
                                                        (SIGNATURE)
THE SIGNATURE(S) TO THIS ASSIGNMENT
MUST CORRESPOND WITH THE NAME(S)
AS WRITTEN ON THE FACE OF THE
CERTIFICATE IN EVERY PARTICULAR
WITHOUT ALTERATION OR ENLARGEMENT            X ______________________________
OR ANY CHANGE WHATEVER.                                 (SIGNATURE)


THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

SIGNATURE(S) GUARANTEED BY:

  This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between American Residential Services, Inc. (the "Company") and ChaseMellon Shareholder Services, L.L.C. (the "Rights Agent") dated as of August 1, 1996 as it may from time to time be supplemented or amended (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged, may expire or may be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), AND CERTAIN TRANSFEREES THEREOF, WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.